UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): September 16, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

  Registrant's telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 8.01  Other Events

On September 16, 2008 we entered into a technical amendment to our five year secured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent and a lender (the “Credit Agreement”) to clarify certain ambiguities relating to the treatment of capital expenditures in the calculation of the fixed charge coverage ratio included therein.  Pursuant to the amendment we amended the definition of “Non-Financed Capital Expenditures” contained in Section 1.01 of the Credit Agreement, which is used in the calculation of the fixed charge coverage ratio. If availability under the Credit Agreement falls below $50 million, we must maintain a fixed charge coverage ratio of at least 1.1 to 1. Based on our current expectations regarding EBITDA and planned capital expenditures, we do not expect to satisfy the fixed charge coverage ratio before the end of 2009 at the earliest and as a result do not expect to be able to access the last $50 million of commitments under the Credit Agreement.  Failing to satisfy the fixed charge ratio does not affect our ability to borrow amounts  under the Credit Agreement other than the last $50 million of commitments.  Our total availability under the Credit Agreement at June 30, 2008 (including the $50 million we do not expect to be able to access) was $131.3 million.

Although we believe, under current industry conditions, that our existing sources of liquidity will be sufficient to enable us to complete and start-up our phase I expansions at Aurora, Nebraska and Mt. Vernon, Indiana, we do not have a meaningful amount of excess liquidity to withstand unanticipated liquidity needs.  In particular, our inventory, accounts receivable and accounts payable levels can vary materially as a result of changes in commodity prices, particularly corn and ethanol prices, as well as the number of gallons in inventory, the number of gallons of ethanol purchased in purchase resale transactions or from marketing alliance partners and days’ sales outstanding of receivables.

Accordingly, we are continuing to evaluate a number of actions designed to increase the amount of liquidity available to us, including reducing inventory levels,  seeking additional debt and equity financing, potentially delaying construction or start-up of our Aurora, Nebraska and/or Mt. Vernon, Indiana expansions and other strategic initiatives.  We cannot assure you that any of these initiatives will generate adequate additional liquidity for us on acceptable terms or at all.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1
Letter Agreement dated September 4, 2008 amending the Credit Agreement, dated as of March 23, 2007, by and among Aventine Renewable Energy, Inc., Aventine Renewable Energy—Mt Vernon, LLC and Aventine Renewable Energy—Aurora West, LLC, the other Loan Parties thereto, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 17, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Letter Agreement dated September 4, 2008 amending the Credit Agreement, dated as of March 23, 2007, by and among Aventine Renewable Energy, Inc., Aventine Renewable Energy—Mt Vernon, LLC and Aventine Renewable Energy—Aurora West, LLC, the other Loan Parties thereto, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.